Exhibit 10.26

LEASE AGREEMENT BETWEEN

PARK LUCERO II, LP,

a Delaware limited partnership,

AS LANDLORD, AND

Footprint, LLC,

a Delaware limited liability company

AS TENANT

Park Lucero - Phase 2

GILBERT, ARIZONA

LEASE AGREEMENT

(Arizona Net Lease)

THIS LEASE AGREEMENT (“Lease”) is dated as of the latest date set forth on the signature page attached hereto, between PARK LUCERO II, LP, a Delaware limited partnership (“Landlord”) and Footprint, LLC, a Delaware limited liability company(“Tenant”).

BASIC LEASE PROVISIONS

Premises:	The entire Building (as defined below), containing approximately 131,796 rentable square feet, as shown on Exhibit A-l attached hereto, and commonly known as 250 East Germann Road, Gilbert, AZ (the “Premises”).

Project:	Phase 2 of Park Lucero as shown on the site plan attached hereto as Exhibit A- 2 (the “Project”).

Building:	Building F at Park Lucero, at 250 East Germann Road, Gilbert, Arizona (the “Building”).

Tenant’s Proportionate Share of Project:	100% (based on 131,796 rentable square feet of the Premises divided by 131,796 rentable square feet of the Project).

Tenant’s Proportionate Share of Building:	100% (based on 131,796 rentable square feet of the Premises divided by 131,796 rentable square feet of the Building).

Lease Term:	Beginning on the Commencement Date (as defined below) and ending on the last day of the one hundred forty fourth (144) full calendar month thereafter, subject to Tenant’s option to extend the Lease Term pursuant to Section 43 herein.

Commencement Date:	The “Commencement Date” shall be the earlier of the following dates: (a) the date Tenant occupies any portion of the Premises and begins conducting business therein, or (b) February 1, 2018; provided, however, in the event that Landlord fails to provide Tenant with access to the Premises to complete the Tenant Improvements on or before the Delivery Date (as hereinafter defined), the February 1, 2018 date set forth above shall be extended by the number of days the date Landlord actually provides Tenant with access to the Premises exceeds the Delivery Date.

Monthly Base Rent:	The monthly Base Rent shall be as follows:

Month of Lease Term	Base Rent Monthly Rate/Amount

01-06	$0.00/$0.00

07-12	$0.310/$40,856.76

13-24	$0.620/$81,713.52

25-36	$0.645/$85,008.42

37-48	$0.671/$88,435.11

49-60	$0.747/$98,451.61

61-72	$0.777/$102,405.49

73-84	$0.808/$106,491.17

85-96	$0,891 / $117,430.24

97-108	$0.926/$122,043.10

109-120	$0,963/ 126,919.55

121-132	$1.002/$132,059.59

133-144	$1.002/$132,059.59

*	Plus applicable Town of Gilbert rental tax, currently at 2.0%. Estimated Operating Expenses are subject to change.
**	During the entire Lease Term, Tenant shall be responsible for Tenant’s Proportionate Share of Operating Expenses as provided for in Article 6 of this Lease plus applicable Town of Gilbert rental tax.

Initial Estimated Monthly Operating Expense Payments: (estimate only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	$21,087.36 (does not include certain utilities, which are to be paid separately in accordance with Paragraph 7 herein).

Prepaid Rent:	Triple net Operating Expenses ($21,087.36), plus Town of Gilbert rental tax, currently at 2.0% (for a total of $21,509.11), to be held as a rental deposit and to be applied against payment of the first month’s Operating Expenses and rental tax for the Lease Term are due upon Lease execution.

Security Deposit:	None.

Permitted Use:	Research, development, and manufacturing of fiber based packaging and related office and warehouse, and for no other use or purpose (the “Permitted Use”).

Tenant’s Notice Address:

Prior to the Commencement Date:

Footprint, LLC

[***]

[***]

Attn: Jeff Bassett

From and after the Commencement Date:

To the Premises.

With a copy to:

Jennings Strouss & Salmon, PLC

[***]

[***]

Attn: [***]

Landlord’s Notice Address:

Park Lucero II, LP

c/o Catherine Thüringer, Principal

[***]

[***]

[***]

With copies to:

Artis REIT

[***]

[***]

Attn: Phillip Martens

Artis REIT

[***]

[***]

Attn: Jim Green

Reinhart Boemer Van Deuren s.c.

[***]

[***]

Attn: William (Will) Invie Shroyer

Broker(s):	JLL (on behalf of Landlord) First US Advisors, Inc. (on behalf of Tenant)

Guarantor(s):	Kevin Easler

Deed of Trust Lender:	Western Alliance Bank

Addenda and Exhibits	Rules and Regulations; Exhibit A-1 (Premises); Exhibit A-2 (Project); Exhibit A-3 (Parking Area); Exhibit B (Intentionally Deleted); Exhibit C (Tenant Work Letter); Exhibit C-l (Final Tenant Plans); Exhibit D (Environmental Questionnaire); Exhibit E (Move Out Standards); Exhibit F (Comprehensive Signage Program); Exhibit G (SNDA); and Exhibit H (Guaranty)

LEASE

1. Granting Clause; Lease Term. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the “Commencement Date” specified in or established above, and except as otherwise provided herein, shall continue in full force and effect through the number of months as provided above (the “Lease Term”); provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall consist of the remainder of the calendar month including and following the Commencement Date, plus said number of full calendar months. If this Lease is executed before the Premises become vacant or otherwise completed or available or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises in time to deliver them by the estimated Commencement Date, or if any Improvements (as hereinafter defined) or required repairs (if any) are not substantially completed by Landlord prior to the scheduled Commencement Date, this Lease shall not be deemed void or voidable nor shall Landlord be deemed to be in default hereunder, nor shall Landlord be liable for any loss or damage directly or indirectly arising out of such delay or failure. Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the Commencement Date. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises specifying the Commencement Date and such other matters as Landlord may reasonably request. Landlord and Tenant agree that the rentable square footage of the Premises as set forth above and the Building as set forth above shall be conclusive and binding on the parties.

2. Acceptance of Premises. Tenant shall accept the Premises on the Commencement Date in its “as- is” condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein, except as otherwise expressly provided by the terms of this Lease. Tenant shall cause the Tenant Improvements (as defined in the Tenant Work Letter attached hereto as Exhibit C) to be installed within the Premises in accordance with the terms of Exhibit C. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Tenant acknowledges that (a) it has inspected and accepts the Premises in an “As-Is, Where-Is” condition, (b) the Building and improvements in the Premises are suitable for the purpose for which the Premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (c) the Premises are in good and satisfactory condition, (d) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, and (e) there are no representations or warranties, expressed, implied or statutory, that extend beyond the description of the Premises. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Notwithstanding anything to the contrary provided for herein, Landlord shall use commercially reasonable efforts to provide Tenant with access to the Premises to complete the Tenant Improvements within five (5) business days subsequent to the execution and delivery of this Lease by Landlord and Tenant (the “Delivery Date”). Any early occupancy or presence at the Premises prior to Substantial Completion shall be subject to all terms and conditions of the Lease, except Base Rent and Operating Expenses shall not be charged during such early occupancy.

3. Use.

(a) Subject to Tenant’s compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the Permitted Use; provided, however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that, in Landlord’s reasonable discretion, with consideration given to the nature of Tenant’s Permitted Use and the Extended Project (as hereinafter defined), would constitute a nuisance or would disturb, interfere with, or endanger Landlord or any tenants of the Extended Project (as hereinafter defined). Landlord acknowledges and agrees that steam or noise may emanate from the Premises as a result of Tenant’s Permitted Use. Such steam or noise shall not constitute a violation of this Lease provided Tenant complies with all applicable laws, ordinances and regulations and does not unreasonably interfere with or endanger any tenants of the Extended Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent; provided however, Tenant shall be permitted to store raw materials, shipping containers, truck trailers and similar items used in the ordinary course of Tenant’s business on a temporary basis not to exceed five (5) days in the rear (West side) of the Building provided Tenant complies with all applicable laws, ordinances and regulations applicable to such storage.

(b) Tenant, at its sole expense, shall comply with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”). Landlord has entered into certain restrictions, easements and other agreements between the Project and the adjacent projects known as Park Lucero I and Park Lucero III (the “REA”), and Landlord has, prior to the parties’ execution hereof, provided Tenant with full and complete copies of such REA. Park Lucero I, Park Lucero III and the Project are hereinafter referred to as the “Extended Project.” Tenant agrees to comply with all terms and conditions of the REA. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

(c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project, subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

4. Base Rent. Tenant shall pay Base Rent in the amounts set forth in the Basic Lease Provisions above. The Prepaid Rent (as set forth in the Basic Lease Provisions above) shall be due and payable on the date hereof (and shall be applied against Base Rent and Operating Expenses first due under this Lease), and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations and shall constitute rent. Tenant shall have no right at any time to abate, reduce, or setoff any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to three percent (3%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The late charge shall be deemed to be rent, and the right to require it shall be in addition to all of Landlord’s other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

5. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount set forth above. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid (to the extent remaining) to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5. In the event of a sale or other disposition of the Premises, Landlord may transfer the Security Deposit to the new owner, and, thereafter, Landlord shall be released by Tenant from all responsibility for returning the Security Deposit, and Tenant shall look solely to the new owner for return of the Security Deposit. If Tenant assigns this Lease, Tenant’s rights in the Security Deposit shall be deemed to be assigned to the assignee, such Security Deposit shall be held by Landlord as a Security Deposit made by the assignee and Landlord shall have no further responsibility for return of the Security Deposit to Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5 and/or those sums reasonably necessary to compensate Landlord for any other actual loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, member, manager, director, employee, agent, contractor or invitee of Tenant.

6. Operating Expense Payments.

(a) Tenant shall pay Landlord, in advance, on or before the first day of each calendar month of the Lease Term succeeding the Commencement Date, an amount equal to l/12th of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of the Lease.

(b) The term “Operating Expenses” means all costs and expenses incurred by Landlord in connection with the ownership, maintenance, and/or operation of the Project including, but not limited to costs of: common area utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, storm water retention, roof membrane, alleys, roadways and driveways and reserves for the same; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject and charges under any REA, declaration, easement or shared use agreements concerning adjacent properties to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance, environmental management fees and environmental audits; the cost of any insurance deductibles for insurance maintained by Landlord; property management fees payable to a property manager, including any affiliate of Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (1) Taxes (hereinafter defined) due and payable each calendar year during the Lease term, and (2) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease term. If less than one hundred percent (100%) of the net rentable area of the Building and/or Project is occupied by tenants at all times during any calendar year, then Operating Expenses for such year shall include all additional costs and expenses that Landlord reasonably determines would vary with tenant occupancy and would have been incurred had one hundred percent (100%) of the Building and Project been occupied at all times during such year by tenants.

(c) Notwithstanding the foregoing, Operating Expenses do not include: (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) leasing commissions or the costs of renovating space for tenants; (4) any costs or legal fees incurred in connection with a dispute with any particular tenant; (5) depreciation or amortization of the Building or equipment in the Building and/or Project except as provided herein; (6) costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Project; (7) repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds; and (8) the cost of any repairs to the Building and/or Project that are either paid for or reimbursable by any contractor, manufacturer, materialman or supplier under any applicable express or implied warranties, or (9) advertising costs. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest (at a rate reasonably determined by Landlord) over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

(d) If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments of Operating Expenses. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. Notwithstanding any provision in this Lease to the contrary, beginning with the 2020 calendar year, the annual increase Controllable Operating Expenses (as hereinafter defined) is limited to 5% over Controllable Operating Expenses for 2019 on a cumulative, compounded basis. By way of clarification, if Controllable Operating Expenses in 2019 are $1.50 per square foot, Controllable Operating Expenses shall be capped at $1.58 per square foot in 2020; $1.65 per square foot in 2021; 1.74 per square foot in 2022, etc. ‘‘Controllable Operating Expenses” shall mean all Operating Expenses other than Taxes (defined in Section 8 below), insurance, and utilities.

(e) With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(f) Provided Tenant is not then in default beyond any applicable cure period of its obligations to pay rent, or any other payments required to be made by it under this Lease, Tenant shall have the right, once each calendar year, to cause a Qualified Person (as defined below) to reasonably review supporting data for any portion of an actual statement of annual Operating Expenses delivered by Landlord (the “Actual Statement”) (provided, however, Tenant may not have an audit right to all documentation relating to Building operations as this would far- exceed the relevant information necessary to properly document a pass-through billing statement, but real estate tax statements, and information on utilities, repairs, maintenance and insurance will be available), in accordance with the following procedure:

(1) Tenant shall, within sixty (60) days after any Actual Statement is delivered, deliver a written notice to Landlord specifying the portions of the Actual Statement that are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Actual Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Operating Expenses) pending the completion of and regardless of the results of any review of records under this Paragraph. The right of Tenant under this Paragraph may only be exercised once for any Actual Statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph for a particular Actual Statement shall be deemed waived.

(2) Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord’s property manager, and Tenant agrees that any review of records under this Paragraph shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Paragraph constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

(3) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, at Tenant’s sole cost and expense (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against

Tenant’s subsequent installment obligations to pay the estimated Operating Expenses; provided, however, if Tenant has overpaid by more than five percent (5%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Expenses. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of industrial projects engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Operating Expenses achieved through the inspection process.

(g) Notwithstanding anything to the contrary set forth herein, Tenant acknowledges that there are some Operating Expenses that Landlord may designate as joint expenses among all three phases in the Extended Project, rather than the Project individually (for example, landscaping costs). In the event any such Operating Expenses are attributable to the Extended Project rather than the Project individually, Landlord shall include in Operating Expenses under this Paragraph 6 only those portions of such expenses that are allocable to the Project (based on the total rentable square feet of the Project and the total rental square feet of the Extended Project).

7. Utilities.

(a) Tenant shall timely pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have no responsibilities whatsoever in connection with the foregoing. Landlord may cause, at Tenant’s expense, any utilities to be separately metered or charged directly to Tenant by the provider. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent or be deemed a default of Landlord hereunder.

(b) Tenant shall, at its sole cost and expense, contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. Landlord shall have no obligations whatsoever in connection therewith. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior written consent.

(c) Landlord reserves the right to install new or additional utility facilities throughout the Building and the Project for the benefit of Landlord or Tenant, or any other tenant of the Extended Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises.

8. Taxes. Landlord shall pay all taxes, assessments, special assessments, improvement districts, and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord’s reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Taxes shall include, without limitation, any increase in any of the foregoing based upon construction of improvements on the Project or changes in ownership. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales, business and occupation, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord’s property and (a) Landlord pays them or (b) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord’s request therefor.

9. Insurance.

(a) Landlord shall obtain and maintain the following: (1) a “special causes of loss” form of property insurance on the Building, as Landlord determines, in its reasonable discretion and (2) commercial general liability insurance, which shall be in such amount as Landlord so determines, in its reasonable discretion and shall be in addition to, and not in lieu of, any insurance required to be maintained by Tenant. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, in its reasonable discretion, including, but not limited to, flood insurance and rent loss insurance. The premiums for all such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary, in its reasonable discretion, as a result of Tenant’s use of the Premises. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord. The Tenant shall not have any interest in or benefit under other insurance that the Landlord may, in its reasonable discretion, decide to obtain and maintain under this Lease.

(b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage (subject to increases in coverage amounts and additional types of coverage, as reasonably determined by Landlord from time to time):

(A) a “special causes of loss” form of property insurance including theft, sprinkler leakage and boiler and machinery coverage, covering the full replacement cost of all property and improvements (including the Tenant Improvements and Tenant-Made Alterations) installed or placed in the Premises by Tenant or for Tenant’s benefit, with no coinsurance penalty provision. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises;

(B) worker’s compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000;

(C) business interruption, loss of income and extra expense insurance covering loss of earnings from perils covered in policies obtained under clause (A) above for an indemnity period of not less than twelve (12) months;

(D) business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence;

(E) commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage occurring in or about the Premises. Such commercial general liability insurance shall afford, at a minimum, the following limits: each occurrence: $1,000,000; general aggregate: $3,000,000 per location aggregate; products/completed operations aggregate: $1,000,000; personal and advertising injury liability: $1,000,000; fire damage: $250,000; fire legal liability: $250,000; medical payments: $5,000. Such commercial general liability insurance shall name Landlord, its trustees, officers, directors, partners, members, agents, and employees, Landlord’s mortgagees, and Landlord’s property managers, as additional insureds. This coverage shall include blanket contractual liability, broad form property damage liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire, a contractual liability endorsement, and provide primary coverage to Landlord with respect to the Tenants obligations and requirements under this lease. Such insurance shall be written on an occurrence and not a claims-made basis and contain a standard separation of insureds provision; and

(F) umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $5,000,000 per occurrence and $5,000,000 in the annual aggregate. These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord, its trustees, officers, directors, partners, members, managers and employees, Landlord’s mortgagees, and Landlord’s property managers as additional insureds.

(c) All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A—X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord in writing. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder (or, at Landlord’s option, copies of the policies evidencing coverage ) shall be delivered to Landlord prior to delivery or possession of the Premises and within ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, partners, managers, members, and employees, Landlord’s property manager, Landlord’s mortgagees, and such other persons or entities as Landlord may from time to time designate are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as stated in Paragraph 9(b)(A) above. Further, the certificates must include an endorsement for each policy to provide at least ten (10) business days prior notification of cancellation due to nonpayment and sixty (60) days prior notification of any other cancellation or material change in coverage to said additional insureds. If, in the opinion of Landlord’s insurance advisor, the amount or scope of such coverage required to be carried by tenant hereunder is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate.

(d) In the event that Tenant fails to comply with the foregoing insurance requirements or to timely deliver to Landlord copies of such policies and certificates evidencing the coverage required herein. Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand all costs thereof, plus an administrative fee of fifteen percent (15%) of such costs.

(e) The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

(f) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that at the time such contractor’s services are engaged, such contractor carries commercial general liability (including completed operations coverage for a period of three (3) years following completion of the work), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Such contractor shall name Landlord, its trustees, officers, directors, members, managers, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

All policies required to be carried by any such contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Premises is located with a rating of at least “A—X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor

(g) The “special causes of loss” form of property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their respective officers, directors, employees, managers, members, shareholders, partners, agents and representatives, in connection with any loss or damage thereby insured against or required to be insured against hereunder. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives and releases any claims against Landlord, and its officers, directors, employees, managers, members, agents, invitees and partners for any loss or damage insured against or required to be insured against by Tenant hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives and releases any claims against Tenant, and its officers, directors, employees, managers, and partners for any loss or damage insured against by Landlord or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord’s waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. The foregoing waivers and releases shall not apply to losses or damages in excess of actual or required policy limits, whichever is greater. The waivers set forth in this Section 9(g) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

10. Landlord’s Repairs. Landlord shall maintain and repair, as part of Operating Expenses, only the fire sprinklers and fire protection systems, roof, foundation piers and structural members of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees, contractors, licensees and invitees excluded. Notwithstanding the foregoing, capital replacement (as opposed to ordinary repairs or maintenance or non-capital replacement) of structural elements of the roof (including the roof membrane), floor slab, load bearing columns, and exterior load bearing walls of the Building shall be performed by Landlord, as and when determined necessary by Landlord in the exercise of its commercially reasonable judgment, at Landlord’s sole cost and expense (not to be included as an element of Operating Expenses), unless the need for such capital replacement results from any act or omission of Tenant (or its agents, employees, contractors, subcontractors, licensees or invitees) or any work or improvements performed by or on behalf of Tenant, in which event Tenant shall be responsible for the costs and expenses of the same (in which event such work shall be performed at Tenant’s sole cost and expense). The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Project, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof. Tenant hereby waives the benefit of any statute providing a right to make repairs and deduct the cost thereof from the rent or the right to terminate the Lease because of the Landlord’s failure to timely perform its obligations under this Paragraph 10.

11. Tenant’s Repairs.

(a) Subject to Landlord’s obligations in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in compliance with all Legal Requirements all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, door frames, ceilings, windows, window frames, interior walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Lease Term. Within ten (10) days of the Commencement Date, Tenant, at Tenant’s expense, shall enter into maintenance service contracts for the maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises and shall provide copies of such contracts to Landlord; provided, however, at Landlord’s written election (but at Tenant’s expense), Landlord shall have the right (but not the obligation) to enter into such maintenance service contracts. The scope of services and contractors under such maintenance contracts shall be subject to Landlord’s prior written approval.

(b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls) or any Building systems (e.g., plumbing, electrical, HVAC, fire and life safety), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building, and/or the Building systems, that may be affected by such repair or maintenance. Within ten (10) business days after Landlord’s receipt of Tenant’s written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant’s sole cost and expense.

(c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures.

(a) Subject to the provisions of subsection 12(f) below, any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

(b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor, or caused to be monitored by a third party acceptable to Landlord, construction of the Tenant-Made Alterations. If the total cost of Tenant-Made Alterations exceeds $125,000 in the aggregate, Tenant shall reimburse Landlord for its costs (if any) in reviewing plans and specifications and in monitoring construction not to exceed three percent (3%) of the total cost of such Tenant-Made Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. In performing the work of any Tenant-Made Alterations, Tenant shall have the work performed in such a manner as not to obstruct access to the Building or Project, or the common areas for any other tenant of the Building or Project, and as not to obstruct the business of Landlord or other tenants in the Building or Project, or interfere with the labor force working in the Building or Project.

(c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

(d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Tenant shall be required to remove any trench drains and equipment pits installed by Tenant and repair any and all damage caused by removal of such items. Notwithstanding the foregoing provisions of this Section 12(d), the provisions in Exhibit E attached hereto, or any provision in this Lease to the contrary, Tenant shall not be required to remove under slab footings and other structural alterations necessary to support manufacturing equipment from the Premises upon the expiration or termination of this Lease. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by removal of items.

(e) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

(f) Notwithstanding anything to the Contrary contained in this Section 12, construction of the Tenant Improvements shall be governed by the terms of the Tenant Work letter attached hereto as Exhibit C. In the event of a conflict between the terms of this Section 12 and the terms of the Tenant Work Letter, the terms of the Tenant Work Letter shall control with respect to the tenant Improvements.

13. Signs. Landlord shall permit Tenant to install building exterior signage; provided, however, all signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall comply with the Comprehensive Signage Program attached hereto and incorporated herein as Exhibit F, and shall be subject to Landlord’s prior written approval (including, without limitation, regarding its location) and shall conform in all respects to Landlord’s requirements and all applicable Legal Requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them; provided, however, that if Landlord does not approve or disapprove of the Tenant’s signage within ten (10) business days of Landlord’s receipt of the items set forth in the preceding sentence, Tenant’s signage shall be deemed approved so long as it complies with all applicable Legal Requirements. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.

14. Parking. Tenant shall be entitled to use the entire parking area depicted on the attached Exhibit A- 3 (“Parking Area”), on a first come, first served basis, subject to Tenant’s obligation to comply with all Legal Requirements, the terms of this Lease and all rules and regulations which are prescribed from time to time by Landlord. Notwithstanding anything to the contrary provided for herein, (i) Tenant shall be permitted, subject to all provisions of this Lease applicable to Tenant Made-Alterations, to construct within the Parking Area, at Tenant’s sole expense, covered/reserved parking with solar panels on such parking canopy, as well as signage for reserved parking, with such covered/reserved parking not to exceed thirty (30) parking spaces (the “Parking Improvements”); and (ii) in no event may Tenant park more than one hundred forty one (141) vehicles (be it for Tenant, its employees, visitors or invitees) at the Project. From time to time, Landlord may allocate the number of parking spaces among Tenant and other tenants in the Project at Landlord’s sole discretion. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. All motor vehicles (including all contents thereof) shall be parked in the Project’s parking areas at the sole risk of Tenant, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

15. Restoration.

(a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within forty-five (45) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 210 days from the date of the damage, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord’s notice; provided, however, that if Landlord elects to terminate this Lease during the first eighty four months of the Lease Term, Tenant shall have the right during the thirty (30) day period after receipt of Landlord’s termination notice, in Tenant’s sole discretion and at Tenant’s sole cost, to elect to pay for such restoration, in which event this Lease shall continue in full force and effect If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 210 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations and/or Tenant Improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Base Rent shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. In the event Landlord makes a claim to Landlord’s insurance carrier in connection with a casualty described in this Section 15, Tenant shall pay to Landlord, within ten (10) days following Landlord’s demand therefor, the amount of the deductible under Landlord’s insurance policy.

(b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord’s mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect, but Base Rent shall be proportionately reduced as provided in Paragraph 15(a). If Landlord elects to terminate this Lease, such termination shall be effective as of the date of the occurrence of such damage or destruction.

(c) Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed as a result of the negligence or willful misconduct or omission of Tenant, Tenant shall forthwith diligently undertake to repair or restore all such damage or destruction at Tenant’s sole cost and expense, or Landlord may at its option undertake such repair or restoration at Tenant’s sole cost and expense; provided, however, that Tenant shall be relieved of its repair and payment obligations pursuant to this Paragraph 15(c) to the extent that insurance proceeds are collected by Landlord to repair such damage, although Tenant shall in such events pay to Landlord the full amount of the deductible under Landlord’s insurance policy and any amounts not insured. This Lease shall continue in full force and effect without any abatement or reduction in Base Rent or Operating Expenses or other payments owed by Tenant.

(d) The provisions of this Paragraph 15 shall constitute Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, the Building or any portion of the Project, and Tenant waives and releases all statutory rights and remedies in favor of Tenant in the event of damage or destruction. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage or destruction of all or any portion of the Premises, the Building or the Project.

16. Condemnation. If any part of the Premises, the Building or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and (a) the Taking would prevent or materially interfere with Tenant’s use of the Premises, (b) in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Building or Project or (c) as a result of such Taking, Landlord’s mortgagee accelerates the payment of any indebtedness securing all or a portion of the Building or Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises as near as reasonably attainable to its condition prior to the Taking; provided, however, Landlord’s obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award, including, without limitation any award for a Taking of Tenant’s leasehold interest hereunder. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant. This paragraph shall be Tenant’s sole and exclusive remedy in the event of any Taking and Tenant hereby waives any rights and the benefits of any statute granting Tenant specific rights in the event of a Taking which are inconsistent with the provisions of this Paragraph.

17. Assignment and Subletting.

(a) Without Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a “Transfer”) and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, any change of Control of Tenant or any change of Control of any entity that Controls Tenant shall be deemed a Transfer of this Lease. “Control” (including with correlative meanings, such as “Controlling,” “Controlled by” and “under common Control with”) means, as applied to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and operations of such entity, whether through the ownership of voting securities or other ownership interests, by contract or otherwise. Control shall be conclusively presumed in the case of the ownership by a single person or a single entity of fifty percent (50%) or more of the equity interests of an entity.

(b) Notwithstanding the provisions of Section 17(a) above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant or to any entity resulting from a merger or consolidation with Tenant or any entity which acquires all of Tenant’s stock or assets (a “Tenant Affiliate”), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate and the Tenant Affiliate must have a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) greater than or equal to that of Tenant as of the date of such assignment.

(c) Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any Transfer. Tenant acknowledges and agrees that Landlord may withhold its consent to any proposed assignment or subletting for any reasonable basis including, but not limited to: (i) Tenant is in default of this Lease; (ii)the assignee or subtenant is unwilling to assume in writing all of Tenant’s obligations hereunder; (iii) the assignee or subtenant has a financial condition which is reasonably unsatisfactory to Landlord or Landlord’s mortgagee; (iv) an intensification of use of the Premises or the common areas; (v) the Premises will be used for different purposes than those set forth in Paragraph 3(a) or for a use requiring or generating Hazardous Materials; or (vi) the proposed assignee or subtenant or an affiliate thereof is an existing tenant in the Project or is or has been in discussions with Landlord regarding space within the Project. The requirements of this Paragraph 17 shall apply to any further subleasing by any subtenant.

(d) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. If such Transfer is for less than all of the Premises, such excess rental and other excess consideration shall be calculated on a rentable square foot basis.

(e) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Notwithstanding anything to the contrary contained in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Paragraph 17 or otherwise has breached or acted unreasonably under this Paragraph 17, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

18. Indemnification. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord’s partners, members, managers, officers, representatives agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys’ fees) (collectively, “Claims”), arising from any occurrence in or about the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, employees, contractors, shareholders, partners, invitees, subtenants or assignees in or about the Premises, the Building or the Project or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents (other than any loss arising from the sole negligence, gross negligence, or willful misconduct of Landlord or its members, managers, contractors, employees, or agents). This indemnity provision shall survive termination or expiration of this Lease. Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant, and Tenant’s partners, members, managers, officers, representatives agents, employees and contractors, from and against any and all Claims to the extent arising from Landlord’s gross negligence, sole negligence, or willful misconduct. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18. Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord and the other indemnified parties, for any damages arising from any act, omission or neglect of any other tenant in the Project and in no event shall Landlord or any of the other indemnified parties be liable for any injury or interruption to Tenant’s business or any loss of income therefrom under any circumstances and neither Landlord nor any of the other indemnified parties shall be liable for any indirect or consequential losses or damages suffered by Tenant. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property of Tenant therein or thereon, or persons therein or thereon, occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including without limitation, water, steam or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, the failure of any systems or facilities in the Premises or other similar cause at, in, above, upon or about the Premises; and Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, or any other person or entity, which may be caused by the Premises, or any appurtenances thereto, being out of repair, or by theft, vandalism, crime or other wrongdoing, or by any act or neglect of any other person or entity.

19. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Building or Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, the Building or the Project, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of, or access to, the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, any ground lease, mortgage or deed of trust now or hereafter encumbering the Premises and all matters of record, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

21. Surrender. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received (except Tenant-Made Alterations and Tenant Improvements that are required or allowed to remain on the Premises pursuant to the terms of this Lease), broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted and otherwise in compliance with the provisions of Exhibit E attached hereto. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant’s failure to give such notice or to participate in such joint inspection, Landlord’s inspection shall be deemed conclusive for purposes of determining Tenant’s responsibility for repairs and restoration. No such performance by Landlord shall create any liability on the part of Landlord whatsoever. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises. If Tenant fails to perform any obligation prior to the expiration or earlier termination of this Lease, Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all costs associated therewith, plus an administrative fee of 15% of such costs, promptly upon Landlord’s delivery to Tenant of an invoice therefor, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of Paragraph 22 shall apply.

22. Holding Over. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be, at Landlord’s sole election, a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, base rental equal to the greater of (a) Base Rent in effect on the expiration or termination date, or (b) 125% of the prevailing market rate for similar space in the market in which the Premises are located, computed on a monthly basis for each month or part thereof during such holdover, even if Landlord consents to such holdover (which consent shall be effective only if in writing). All other payments shall continue under the terms of this Lease. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys’ fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days after receipt of written notice from Landlord to Tenant; provided, however, that Landlord shall not be required to provide more than two (2) such notices in any calendar year, and if Tenant fails to make any such payment when due after Landlord has provided the foregoing two (2) previous notices to Tenant in any calendar year, it shall be an Event of Default without any notice by Landlord being necessary or required.

(b) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(c) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(d) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

(e) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(f) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(g) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord’s request for the same.

(h) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant.

(i) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

(j) The failure of Tenant or Tenant’s employees, agents or representatives to observe or comply with any of the rules and regulations of the Project as the same may be amended from time to time, and such failure shall continue for five (5) days or more after written notice from Landlord to Tenant; provided, however, that if Tenant or Tenant’s employees, agents or representatives shall breach the same rule or regulation more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice).

(k) Tenant shall transfer a substantial portion of its assets, or Tenant shall incur a material obligation, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant’s business or in good faith for equivalent consideration, or with Landlord’s consent.

(l) Any guarantor of Tenant’s obligations hereunder under any guaranty of this Lease shall default, or the guarantor shall attempt to repudiate or revoke any such guaranty, or Tenant shall fail to maintain any letter of credit provided in place of the Guaranty pursuant to the terms of the Guaranty. Any notices to be provided by Landlord under this Paragraph 23 shall be in lieu of, and not in addition to, any notice required under applicable law.

24. Landlord’s Remedies. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding the Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity:

(a) Termination of Lease. Landlord may terminate this Lease and/or Tenant’s right to possession of the Premises. If Tenant has abandoned and vacated the Premises, the mere entry of the Premises by Landlord in order to perform acts of maintenance, cure defaults, preserve the Premises or to attempt to relet the Premises, or the appointment of a receiver in order to protect the Landlord’s interest under this Lease, shall not be deemed a termination of Tenant’s right to possession or a termination of this Lease unless Landlord has notified Tenant in writing that this Lease is terminated. Notification of any default described in Paragraph 23 of this Lease shall be in lieu of, and not in addition to, any notice required under applicable law. If Landlord terminates this Lease and Tenant’s right to possession of the Premises, Landlord may recover from Tenant:

(1) The worth at the time of the award of unpaid rent which had been earned at the time of termination; plus

(2) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4) Any other amounts necessary to compensate the Landlord for all of the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including any legal expenses, brokers’ commissions or finders fees (in connection with reletting the Premises and the pro rata portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to the portion of the Lease Term, including option periods, which is unexpired as of the date on which this Lease terminated), the costs of repairs, cleanup, refurbishing, removal and storage or disposal of Tenant’s personal property, equipment, fixtures and anything else that Tenant is required under this Lease to remove but does not remove (including those alterations which Tenant is required to remove pursuant to an election by Landlord and Landlord actually removes whether notice to remove shall be delivered to Tenant), and any costs for alterations, additions and renovations incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises. Tenant shall also reimburse Landlord for the pro rata portion of leasehold improvement costs paid by Landlord to install leasehold improvements on the Premises which is applicable to that portion of the Lease Term including any terminated option periods which is unexpired as of the date on which this Lease terminated, discounted to present value.

All computations of the “worth at the time of the award” of amounts recoverable by Landlord under (1) and (2) hereof shall be computed by allowing interest at the maximum lawful contract rate per annum. The “worth at the time of the award” recoverable by Landlord under (3) and the discount rate for purposes of determining any amounts recoverable under (4), if applicable, shall be computed by discounting the amount recoverable by Landlord at the discount rate of the Federal Reserve Bank, San Francisco, California at the time of the award plus one percent (1%).

Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord shall have the right to re-enter the Premises.

(b) Lease to Remain in Effect. Notwithstanding Landlord’s right to terminate this Lease, Landlord may, at its option, even though Tenant has breached this Lease and abandoned the Premises, continue this Lease in full force and effect and not terminate Tenant’s right to possession, and enforce all of Landlord’s rights and remedies under this Lease. In such event, Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. Further, in such event Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys’ fees and receivers’ fees, incurred in connection with appointment of and performance by a receiver to protect the Premises and Landlord’s interest under this Lease. Neither re-entry or taking possession of the Premises by Landlord nor service of any notice permitted or required under applicable law shall be construed as an election to terminate this Lease unless a notice (signed by a duly authorized representative of Landlord) of intention to terminate this Lease is given to Tenant.

(c) All Sums Collectible as Rent. All sums due and owing to Landlord by Tenant under this Lease shall be collectible by Landlord as rent.

(d) No Surrender. No act or omission by Landlord or its agents during the Lease Term shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by a duly authorized representative of Landlord. Landlord shall be entitled to a restraining order or injunction to prevent Tenant from defaulting under any of its obligations other than the payment of rent or other sums due hereunder.

(e) Effect of Termination. Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity shall affect Landlord’s right of indemnification set forth in this Lease or otherwise available at law or in equity for any act or omission of Tenant, and all rights to indemnification and other obligations of Tenant intended to be performed after termination of this Lease shall survive termination of this Lease.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. Tenant hereby waives the benefit of any laws granting it the right to perform Landlord’s obligations or the right to terminate this Lease or withhold rent on account of any Landlord default. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from Landlord’s equity interest in the Building, and in no event shall any personal liability be asserted against Landlord, its partners, shareholders, members, managers, directors, employees or agents in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. In no event shall Landlord be liable to Tenant for any consequential, indirect, special, exemplary or punitive damages.

26. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27. Subordination.

(a) This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request, provided, however, that Landlord shall exercise commercially reasonable efforts to cause any such agreement to provide that Tenant’s possession and rights under this Lease shall not be disturbed by such Mortgagee (or a purchaser at any foreclosure or termination sale) so long as Tenant shall timely pay and perform, in full, its obligations under this Lease.. Tenant’s obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding anything to the contrary provided for herein, Landlord and Tenant shall sign and deliver at least three execution originals of the Subordination, Non-Disturbance and Attornment Agreement, in the form attached hereto and incorporated herein as Exhibit G upon the same date and time as execution of this Lease.

(b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or Project or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord may record, at its election, notices of non-responsibility pursuant to applicable law in connection with any work performed by Tenant. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises or Project by or on behalf of Tenant or Tenant’s contractors or anyone claiming through them and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or Project or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises or Project and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period. Without limiting any other rights or remedies of Landlord, if Tenant fails for any reason to cause a lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof, then Landlord may take such action(s) as it deems necessary to cause the discharge of the same (including, without limitation, by paying any amount demanded by the party who has filed or recorded such lien or encumbrance, regardless of whether the same is in dispute), and Landlord shall be reimbursed by Tenant for all costs and expenses incurred by Landlord in connection therewith within five (5) business days following written demand therefor.

29. Estoppel Certificates and Financial Statements. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant’s obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord’s written request thereof. If Landlord desires to finance, refinance, or sell the Building, Project or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years; provided, however, that Landlord may not request such financial statements of Tenant and Guarantors more than twice per calendar year during the Lease Term.. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

30. Environmental Requirements.

(a) Except for Hazardous Material contained in products used by Tenant in de Minimis quantities for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative offices on the Premises or Project, which products have been disclosed by Tenant to Landlord in the Environmental Questionnaire (as defined below), and except for such other Hazardous Materials identified by Tenant on the Environmental Questionnaire attached hereto as of the date hereof, Tenant hereby represents, warrants and covenants that Tenant will not produce, use, store or generate any “Hazardous Materials” (as defined below) on, under or about the Premises and/or Project. Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (“Environmental Questionnaire”) attached hereto as Exhibit D incorporated herein by reference. If Tenant utilizes Hazardous Materials other than those materials disclosed in the Environmental Questionnaire, in addition to all other rights and remedies Landlord may have under this Lease, including, without limitation, declaring a default hereunder by Tenant for a breach of representation, Landlord may require Tenant to execute an amendment to this Lease relating to such Hazardous Materials use and Tenant’s failure to execute any such amendment within ten (10) days of Landlord’s delivery thereof to Tenant shall constitute a default hereunder by Tenant. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement. Tenant

shall not conduct any invasive environmental testing or investigation (including, without limitation, any testing of any soils) on or about the Project without obtaining Landlord’s prior written consent (which may be withheld in Landlord’s sole discretion, and any investigations or remediation on or about the Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter approved in writing by Landlord.

(b) The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

(d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease. Tenant acknowledges and agrees that it has received and reviewed a copy of that certain Phase I Environmental Site Assessment dated December 5, 2013 prepared by Southwest Geoscience and designated Project No. 0113C282 and that certain Limited Soil Stockpile Assessment dated January 3, 2014 prepared by Ninyo & Moore and designated Project No. 604296002 (the “Environmental Reports”). Landlord has no actual knowledge of any Hazardous Materials being present at the Property in violation of Environmental Requirements, except to the extent set forth in the Environmental Reports.

(e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Tenant’s expense. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

(f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

33. Force Majeure. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction or any commission due to the broker in excess of that agreed to be paid by Landlord’s broker.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, with proof of delivery and postage prepaid, or by hand delivery and sent to the notice address for each party listed in the Basic Lease Provisions. Either party may by notice given aforesaid change its address for all subsequent notices. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant’s sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (1) to Landlord’s lenders or potential lenders, (2) to potential purchasers of all or a portion of the Project, (3) to attorneys, accountants, consultants or other advisors, (4) otherwise as reasonably necessary for the operation of the Project or administration of Landlord’s business, or (5) if disclosure is required by any judicial or administrative order or ruling.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

(g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

(n) In the event either party shall commence an action to enforce any provision of this Lease, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, any and all costs and expenses incurred, including reasonable attorneys’ fees and court costs and the fees and costs of expert witnesses, and fees incurred to enforce any judgment obtained. The term “prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought. This provision with respect to attorney’s fees incurred to enforce a judgment shall be severable from all other provisions of this Lease, shall survive any judgment, and shall not be deemed merged into the judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(o) There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(p) To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(q) Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out- of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Legal Requirements and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to a Tenant-related party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s) Tenant (if a corporation, partnership, limited liability company or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Arizona Corporation Commission is R19034686. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(t) Landlord and Tenant agree that all administrative fees and late charges prescribed in this Lease are reasonable estimates of the costs that Landlord will incur by reason of Tenant’s failure to comply with the provisions of this Lease, and the imposition of such fees and charges shall be in addition to all of Landlord’s other rights and remedies hereunder or at law, and shall not be construed as a penalty.

(u) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(v) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

38. Landlord’s Lien/Security Interest. [Intentionally Deleted]

39. Limitation of Liability of Landlord’s Partners, and Others. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, members, managers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Project. In the event of any transfer or transfers of such title to the Project, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed.

40. OF AC. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OF AC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. Tenant hereby certifies that: (i) Tenant is not acting, directly or indirectly, of or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees and costs) arising or related to any breach of the foregoing certification.

41. Relocation. [Intentionally Deleted]

42. Easements; CC&R’s. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps, easement agreements and covenants, conditions and restrictions, so long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the permitted use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

43. Renewal Option. Provided that: (1) no Event of Default exists under this Lease; and (2) the original Tenant that executed this Lease or a Tenant Affiliate successor by Transfer continues to be in full operational possession of the entire Premises, both requirements being met as of the date of exercise of the Renewal Option or as of the Renewal Term Commencement Date (both as defined below), then Tenant shall have two (2) options to renew this Lease (individually, a “Renewal Option”) for the entire Premises for a period of five (5) years each (individually, a “Renewal Term”), commencing on the first day following the expiration of the initial Lease Term, and the end of the first Renewal Term, but only if such first Renewal Term is properly exercised (in the event that the first Renewal Term is not properly exercised, Tenant shall not have any right to the second Renewal Term) (individually, a “Renewal Term Commencement Date”). The Renewal Option is exercisable only by Tenant giving written notice thereof (“Renewal Notice”) to Landlord of its exercise of the Renewal Option at least nine (9) months prior to the expiration of the initial Lease Term, or first Renewal Term, as applicable.

(a) The Base Monthly Rent payable hereunder for the Premises during the Renewal Term shall be adjusted to the Fair Market Rental Rate (as defined below) as of the Renewal Term Commencement Date; provided, however, in no event may the monthly Fair Market Rental Rate be less than the Base Monthly Rent payable for the Premises for the last Lease month of the prior lease term (the 132nd month for the initial Lease term, or the 192 month of the first Renewal Term, respectively).

(1) Landlord shall give Tenant written notice of Landlord’s determination of the Fair Market Rental Rate for the Renewal Term, including an annual rent escalator (“Landlord’s Statement”) within thirty (30) days after Landlord’s receipt of the Renewal Notice. Within fifteen (15) days after Tenant’s receipt of Landlord’s Statement (“Tenants Review Period”), Tenant shall give Landlord written notice of its election to either (a) accept the Fair Market Rental Rate set forth in Landlord’s Statement or (b) reject Landlord’s Statement. If Tenant rejects Landlord’s Statement, Tenant’s rejection notice above shall include an election to either: (i) cancel its exercise of the Renewal Option; or (ii) require that the Fair Market Rental Rate be determined by arbitration; provided, however, that prior to submitting the matter to arbitration as herein provided, the parties shall first attempt in good faith to resolve their differences in the determination of the Fair Market Rental Rate for a period ten (10) Business Days following Landlord’s receipt of Tenant’s notice of its rejection of Landlord’s Statement. If Tenant fails to give Landlord notice of its acceptance or rejection of Landlord’s Statement by the expiration of Tenant’s Review Period, then such failure shall be deemed to be Tenant’s rejection of the Fair Market Rental Rate set forth in Landlord’s Statement and cancelation of the Renewal Option.

(2) If Tenant gives Landlord notice that it elects arbitration, and the parties have failed to resolve their differences within the required ten (10) Business Days thereafter, then, in order to determine the Fair Market Rental Rate for the Renewal Term, Landlord and Tenant, within fifteen (15) days after Landlord’s receipt of Tenant’s written notice of election to arbitrate, shall each simultaneously submit to the other in writing its good faith estimate of the Fair Market Rental Rate (“Good Faith Estimates”). If the higher of the Good Faith Estimates is not more than one hundred and five percent (105%) of the lower of the Good Faith Estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates. If otherwise, then the rate shall be set by arbitration to be held in Phoenix, Arizona, in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be conducted by a single arbitrator selected as follows. Within five (5) Business Days after the simultaneous submittal by Landlord and Tenant of their respective Good Faith Estimates, each shall designate a recognized and independent real estate expert or broker who shall have at least ten years recent experience in the valuation of rental properties similar to and in the vicinity of the Building and Project, which expert or broker shall not be an affiliate of Tenant or Landlord. The two individuals so designated shall, within ten (10) Business Days after the last of them is designated, appoint a third independent expert or broker possessing the aforesaid qualifications to be the single arbitrator. The third arbitrator so selected shall, alone, pick one of the two Good Faith Estimates, being the Good Faith Estimate which is closer to the Fair Market Rental Rate as determined by the arbitrator using the definition set forth herein, and such arbitrator shall be limited to the determination of the Fair Market Rental Rate and shall have no right to modify the terms or conditions of this Lease or to select any rate other than one of the two Good Faith Estimates submitted. The parties agree to be bound by the decision of the arbitrator, which shall be final and non-appcalable, and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(b) During the Renewal Term, Tenant shall pay Operating Expenses in accordance with the provisions of Article 6.

(c) The Renewal Option is personal to Footprint, LLC and may not be assigned, transferred or conveyed to any party, except in connection with a permitted assignment of the Lease pursuant to Article 17; provided, however, that if Tenant executes a Transfer that is approved by Landlord and Tenant remains liable for all obligations hereunder throughout the Renewal Term, then Tenant (but not such assignee or subtenant) may exercise the Renewal Option.

44. Right of First Refusal.

(a) Provided no Event of Default has occurred by Tenant under this Lease, Landlord shall provide Tenant with the following right of first refusal for space in Building D at park Lucero, 300 East Germann Road (“ROFR Space”). The ROFR shall only apply to the original Tenant that executed this Lease or a Tenant Affiliate successor by Transfer, and only if the original Tenant (or the Tenant Affiliate) continues to be in full operational possession of the entire Premises.

(b) Subject to the conditions set forth in Section 44(a) above, Landlord hereby grants Tenant a right of first refusal only for the ROFR Space on the following terms and conditions. In the event that Landlord, from and after the Commencement Date to December 31, 2018, receives an offer to lease the ROFR Space from a third party tenant that it wishes to accept, Landlord shall offer Tenant a lease for the ROFR Space on the same terms and conditions as being proposed by the third party tenant, and deliver a written notice of such terms and conditions to Tenant (the “ROFR Notice”). Tenant shall have 21 days after receipt of the ROFR Notice to either accept or reject the ROFR Notice terms by delivery of written notice to Landlord by such date. Failure of Tenant to affirmatively accept in writing the terms of the ROFR Notice shall be deemed rejection by Tenant of the ROFR Notice. Upon rejection (or deemed rejection) by Tenant, Landlord shall be free to enter into a lease with a third party on materially the same terms described in the ROFR Notice. In the event that Tenant properly and timely exercises its option to lease the ROFR Space, the term for leasing the ROFR Space shall be as provided for in the ROFR Notice, as well as the rent and other terms and conditions provided for therein.

(c) Upon Tenant accepting the terms of the ROFR Notice, Landlord and Tenant shall work together in good faith to enter into a new lease or amend this Lease to reflect the terms of the ROFR Notice. In the event that parties are not able to agree on the terms of a new lease or an amendment to this Lease, and execute the same, within 30 days of Tenant’s acceptance of the ROFR Notice, despite the parties’ good faith efforts, the Landlord shall be free to enter into a lease with a third party on materially the same terms described in the ROFR Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its ROFR, if at all, with respect to all of the space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.

(d) Tenant hereby acknowledges and agrees that this ROFR shall be subject and subordinate to all existing options to renew, options to expand, rights of first refusal, rights of first offer, or any similar rights, granted to any existing tenants or subtenants of the Project.

45. Right of First Offer.

(a) Provided no Event of Default has occurred by Tenant under this Lease, and provided that at least two (2) years are remaining on the initial Lease Term, Landlord shall provide Tenant with the following right of first offer (“ROFO”) to lease available space in Building D at Park Lucero, 300 East Germann Road which Landlord intends on leasing to third parties (the “ROFO Space”). The ROFO shall only apply to the original Tenant that executed this Lease or a Tenant Affiliate successor by Transfer, and only if the original Tenant (or the Tenant Affiliate) continues to be in full operational possession of the entire Premises.

(b) Subject to the conditions set forth in Section 45(a) above, Tenant may notify Landlord in writing of its desire to lease ROFO Space (“ROFO Notice”). Landlord shall, within fifteen (15) days of receipt of the ROFO Notice, notify Tenant whether any ROFO is currently available, and if available, the terms upon which Landlord would lease such space to Tenant (“Landlord’s ROFO Notice”). If no ROFO Space is available at such time as Landlord provides Tenant the Landlord’s ROFO Notice, Landlord shall have no further obligations to notify Tenant of any ROFO Space that thereafter becomes available unless and until it receives another ROFO Notice from Tenant. If Landlord’s ROFO Notice notifies Tenant that ROFO Space is available, Tenant shall have fifteen (15) days after receipt of Landlord’s ROFO Notice to either accept or reject Landlord’s ROFO Notice terms by delivery of written notice to Landlord by such date. Failure of Tenant to timely and affirmatively accept in writing the terms of Landlord’s ROFO Notice shall be deemed rejection by Tenant of Landlord’s ROFO Notice. Upon rejection (or deemed rejection) by Tenant, Tenant’s ROFO as to such space identified in Landlord’s ROFO Notice shall terminate and be of no further force or effect.

(c) If Tenant timely accepts Landlord’s ROFO Notice terms by delivery of written notice to Landlord, Tenant shall lease the ROFO Space subject to the terms and conditions of a new lease or amendment to this Lease, the terms of which shall be as set forth in Landlord’s ROFO Notice, and upon such other terms as are agreed to by Tenant and Landlord within thirty (30) days of Tenant’s acceptance of the ROFR terms. In the event that parties are not able to agree on the terms of a new lease or an amendment to this Lease, and execute the same, within such 30-day period, then this ROFO shall terminate in its entirety with respect to such ROFO Space, and shall not affect any rights of Landlord to lease all or any portion of the ROFO Space. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its ROFO, if at all, with respect to all of the space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.

(d) Tenant hereby acknowledges and agrees that this ROFO shall be subject and subordinate to all existing options to renew, options to expand, rights of first refusal, rights of first offer, or any similar rights, granted to any existing tenants or subtenants of the Project.

46. Guarantor. Tenant shall cause the Guarantor to execute and deliver to Landlord simultaneously with the execution of this Lease, a guaranty in the form attached hereto as Exhibit H (the “Guaranty”).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the latest date set forth on this signature page below.

LANDLORD:

PARK LUCERO H, LP
a Delaware limited partnership

By:	Thurca, LLC,
a Delaware limited liability company
Its General Partner

	By:	Trammell Crow Arizona Development, Inc.
a Delaware corporation,
Its Sole Member

		By:	/s/ Catherine Thuringer
		Name:	Catherine Thuringer
		Its:	Executive Vice President
12/11/2017

By:	AX GILBERT II L.P.,
a Delaware limited partnership
Its Limited Partner

	By:	AX GILBERT II, LLC,
a Delaware limited liability company,
Its General Partner

		By:	/s/ Philip Martens
		Name:	Philip Martens
		Its:	Authorized Signatory

TENANT:

FOOTPRINT, LLC
a Delaware limited liability company

By:	/s/ Troy Swope
Name: Troy Swope
Title: CEO
Date: 12/7/17

RULES AND REGULATIONS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT A-1

PREMISES

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT B

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT C

TENANT WORK LETTER

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT C-1

PRELIMINARY PLANS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT C-2

BUDGET

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT D

ENVIRONMENTAL QUESTIONNAIRE

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT E

MOVE OUT STANDARDS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT F

COMPREHENSIVE SIGNAGE PROGRAM

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT G

SNDA

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT H

GUARANTY

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]